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                                                                    EXHIBIT 99.5

                                    CONSENT

                [Letterhead of Simmons & Company International]

April 6, 1998

Board of Directors
Weatherford Enterra, Inc.
1360 Post Oak Boulevard
Suite 1000
Houston, Texas 77056-3098

Members of the Board:

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of Weatherford Enterra, Inc. ("Weatherford"), dated March 4, 1998, as Appendix D to the Joint Proxy Statement/ Prospectus of EVI, Inc. ("EVI") and Weatherford relating to the proposed merger transaction involving EVI and Weatherford and to references to our firm and such opinion letter in the Joint Proxy Statement/ Prospectus under the captions "Summary", "The Merger" and "Opinions of Financial Advisors". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that we are an expert with respect to any part of the Registration Statement on Form S-4 of EVI in which the Joint Proxy Statement/Prospectus is included, within the meaning of the term "expert" as used in the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ SIMMONS & COMPANY INTERNATIONAL